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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-93403) pertaining to the 1999 Long-Term Incentive Plan and the Stock Option Agreement For Paul M. Jennings of our report dated February 22, 2002 with respect to the financial statements of Ascendant Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/ Ernst & Young LLP

Dallas, Texas

April 1, 2002